SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 11, 1997

                                 TECHDYNE, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                         1-14659                 59-1709103
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

2330 West 77th Street, Hialeah, Florida                                 33016
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (305) 556-9210
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Item 5. Other Events

      On June 6, 1997, the Board of Directors of the Company adopted a 1997 Stock Option Plan ("1997 Plan") which has reserved 500,000 shares of common stock, $.01 par value ("Common Stock") of the Company for options that may be granted under the 1997 Plan. Incentive and non-qualified options may be granted under the 1997 Plan as a reward for the efforts of the officers, directors, employees, consultants and advisors to the Company and as an incentive for them to continue their efforts in the future on behalf of the Company. On June 11, 1997, at the annual meeting of shareholders, the shareholders, by written consent, approved the 1997 Plan. On June 23, 1997 the Board granted options to 14 officers, directors, key employees, consultants and advisors to the Company and its Scottish subsidiary, Techdyne (Scotland) Limited, for an aggregate of 375,000 shares of Common Stock exercisable for five years through June 22, 2002 at $3.25 per share, the closing price of the Common Stock on that date as reported by Nasdaq.

      The options are not transferable and the underlying Common Stock is restricted from public sale and distribution absent a registration of such stock or an available exemption from such federal and state registration requirements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial statements of businesses acquired
            Not Applicable

      (b)   Pro forma financial information
            Not Applicable

      (c)   Exhibits

            (4) Instruments defining the rights of security holders, including indentures

                  (i)   1997 Stock Option Plan

                  (ii)  Form of 1997 Incentive Stock Option

                  (iii) Form of 1997 Non-Qualified Stock Option

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TECHDYNE, INC.


                                           By    /S/ Daniel R. Ouzts
                                              --------------------------------
                                              DANIEL R. OUZTS, Vice President
Dated:   June 24, 1997


                                        2
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                                  EXHIBIT INDEX

Exhibit
No.

                  Item  7(c) Exhibits

            (4) Instruments defining the rights of security holders, including indentures

                  (i)   1997 Stock Option Plan

                  (ii)  Form of 1997 Incentive Stock Option

                  (iii) Form of 1997 Non-Qualified Stock Option